Exhibit 3.231

FILED

SECRETARY OF STATE

1982 SEP 13 PM 12:53

CERTIFICATE

OF

BURLINGTON COAT FACTORY OF MEMPHIS, INC.

The undersigned natural person or persons, having capacity to contract and acting as the incorporator or incorporators of a corporation under the Tennessee General Corporation Act, adopt the following charter for such corporation:

1. The name of the corporation is BURLINGTON COAT FACTORY OF MEMPHIS, INC.

2. The duration of the corporation is perpetual.

3. The address of the principal office of the corporation in the State of Tennessee shall be 450 Maclellan Building, 772 Chestnut Street, Chattanooga, Tennessee 37402, County of Hamilton.

4. The corporation is for profit.

5. The purpose or purposes for which the corporation is organized are: To establish and conduct a general department store business.

6. The maximum number of shares which the corporation shall have the authority to issue is one thousand (1,000) shares, with the par value of one dollar ($1.00) per share.

7. The corporation will not commence business until consideration of one thousand dollars ($1,000.00) has been received for that issuance of shares.

Dated: September 10th, 1982	/s/ Leif A. Tonnessen

DESIGNATION, REVOCATION OR CHANGE

OF

REGISTERED AGENT

OF

BURLINGTON COAT FACTORY OF MEMPHIS, INC.

To the Secretary of State of the State of Tennessee

Pursuant to the provisions of Section 48 1201 of the Tennessee General Corporation Act, the undersigned foreign or domestic corporation or the incorporators or the incorporator of a domestic corporation being organized under the Act submit the following statement for the purpose of designating, revoking or changing, as the case may be, the registered agent for the corporation in the state of Tennessee:

1. The name of the corporation is BURLINGTON COAT FACTORY OF MEMPHIS, INC.

The address of the corporation is 450 Maclellan Building, 722 Chestnut Street, Chattanooga, Tennessee 37402

2. The name of the street address of its registered agent in the State of Tennessee shall be United States Corporation Company, 450 Maclellan Building, 722 Chestnut Street, Chattanooga, Tennessee 37402

Dated September 10, 1982

BURLINGTON COAT FACTORY OF MEMPHIS, INC.

By

(Incorporator or Incorporators, if corporation is being organized)		/s/ Leif A. Tonnessen
Leif A. Tonnessen

FILED

SECRETARY OF STATE

1982 SEP 16 AM 11:43

ARTICLES OF AMENDMENT TO THE CHARTER

OF

BURLINGTON COAT FACTORY OF MEMPHIS, INC.

Pursuant to the provisions of Section 48-303 of the Tennessee General Corporation Act, the undersigned corporation adopts the following articles of amendment to its charter:

1. The name of the corporation is BURLINGTON COAT FACTORY WAREHOUSE OF MEMPHIS, INC.

2. The amendment to the Articles of Incorporation effected by this certificate is as follows:

Article Number 1, relating to the name of the corporation, is hereby amended to read as follows:

“1. The name of the corporation is BURLINGTON COAT FACTORY OF MEMPHIS, INC.”

3. The amendment was duly adopted by the sole incorporator acting as the first Board of Directors on September 15th, 1982.

Dated: September 15th, 1982	/s/ Leif A. Tonnessen
Sole Incorporator

DESIGNATION, REVOCATION OR CHANGE

OF

REGISTERED AGENT

OF

To the Secretary of State of the State of Tennessee

Pursuant to the provisions of Section 48 1201 of the Tennessee General Corporation Act, the undersigned foreign or domestic corporation or the incorporators or the incorporator of a domestic corporation being organized under the Act submit the following statement for the purpose of designating, revoking or changing, as the case may be, the registered agent for the corporation in the state of Tennessee:

1. The name of the corporation is BURLINGTON COAT FACTORY WAREHOUSE OF MEMPHIS, INC.

The address of the corporation is 5100 Park Ave, Memphis, TN 38117

2. The name and street address of its registered agent in the State of Tennessee shall be James Stafford c/o BURLINGTON COAT FACTORY 5100 Park Ave, Memphis, Tennessee 38117.

Dated: September 11, 1987.

BURLINGTON COAT FACTORY OF MEMPHIS, INC.

	By	/s/ Monroe G. Milstein
President

(Incorporator or Incorporators, if corporation is being organized)

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